SOUTHERN CALIFORNIA EDISON COMPANY AND CONSOLIDATED UTILITY-RELATED SUBSIDIARIES

RATIOS OF EARNINGS TO FIXED CHARGES

(Thousands of Dollars)
                                                                                                                   9 Months          12 Months
                                          Year Ended December 31,                                                    Ended             Ended
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                                            2001          2002           2003          2004          2005        Sept 30, 2006     Sept 30, 2006
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EARNINGS BEFORE INCOME TAXES
  AND FIXED CHARGES:

Income before interest expense (1)     $  4,850,848  $   2,473,121     1,727,267  $  1,767,449  $  1,414,472  $       1,381,751  $      1,734,791
Add:
  Rentals (2)                                 2,128          1,240           638           776         1,313              1,416             1,834
  Allocable portion of interest
      on long-term Contracts for
      the purchase of power (3)               1,659          1,616         1,568         1,515         1,457              1,051             1,410
  Amortization of previously capitalized
      fixed charges                           1,083          1,440         1,638         1,405         1,579                937             1,310
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Total earnings before income
  taxes and fixed charges (A)          $  4,855,718  $   2,477,417     1,731,111  $  1,771,145  $  1,418,821  $       1,385,155  $      1,739,345
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FIXED CHARGES:
  Interest and amortization            $    784,858  $     584,442       451,792  $    399,169  $    370,650  $         310,160  $        384,158
  Rentals (2)                                 2,128          1,240           638           776         1,313              1,416             1,834
  Capitalized fixed charges -
      nuclear fuel (4)                          756            520            97           839         1,075              1,769             2,308
  Allocable portion of interest on
      long-term contracts for
      the purchase of power (3)               1,659          1,616         1,568         1,515         1,457              1,051             1,410
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Total fixed charges (B)                $    789,401  $     587,818       454,095  $    402,299  $    374,495  $         314,396  $        389,710
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RATIO OF EARNINGS TO
  FIXED CHARGES (A) / (B):                     6.15           4.21          3.81          4.40          3.79               4.41              4.46
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(1)   Includes allowance for funds used during construction and accrual of unbilled revenue.
(2)   Rentals include the interest factor relating to certain significant rentals plus one-third of all remaining annual rentals.
(3)   Allocable portion of interest included in annual minimum debt service requirement of supplier.
(4)   Includes fixed charges associated with Nuclear Fuel.